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                                                                       Exhibit 5
                                                                 August 18, 1998

The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115

Ladies and Gentlemen:

         As General Counsel for The Sherwin-Williams Company ("Company"), I am delivering this opinion for use as an Exhibit to the Form S-3 Registration Statement ("Registration Statement") filed with the Securities and Exchange Commission ("Commission") on August 18, 1998 under the Securities Act of 1933, as amended ("Securities Act").

         The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate initial public offering price of up to $1,500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) senior debt securities or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under either a senior debt indenture or a subordinated indenture (each an "Indenture" and, collectively, the "Indentures") entered into or proposed to be entered into among the Company and the trustees (the "Trustees") that have been or will be appointed prior to the issuance of Debt Securities; (ii) shares of the Company's common stock, par value $1.00 per share (the "Common Stock");
(iii) warrants to purchase Debt Securities (the "Debt Warrants") to be issued pursuant to a warrant agreement (the "Debt Warrant Agreement") between the Company and a warrant agent to be appointed prior to the issuance of Debt Warrants; and (iv) warrants to purchase Common Stock (the "Common Stock Warrants" and, together with the Debt Warrants, the "Warrants") to be issued pursuant to a warrant agreement (the "Common Stock Warrant Agreement" and, together with the Debt Warrant Agreement, the "Warrant Agreements") between the Company and a warrant agent to be appointed prior to the issuance of Common Stock Warrants. The Debt Securities, the Common Stock and the Warrants are collectively referred to herein as the "Offered Securities". The Prospectus contained in the Registration Statement is referred to as the "Basic Prospectus". The term "Total Prospectus" refers to the Basic Prospectus and the applicable supplement to such Basic Prospectus with respect to a particular offering of Offered Securities.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

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         As General Counsel of the Company, I have examined the following in connection with this opinion: (i) the Articles of Incorporation and the Regulations of the Company, each as amended to date; (ii) the Registration Statement, including the Basic Prospectus and the Exhibits being filed with it as of this date; (iii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement that may be entered into between or among the Company and one or more underwriters to be named therein in connection with any offering of Debt Securities; (iv) the Indenture relating to the senior Debt Securities and the form of Indenture relating to the subordinated Debt Securities thereof filed, or incorporated by reference, as exhibits to the Registration Statement; (v) the forms of the Warrant Agreements filed as exhibits, or incorporated by reference, to the Registration Statement; (vi) a specimen certificate representing the Common Stock; and (vii) certain resolutions of the Board of Directors of the Company (the "Board of Directors") adopted at a meeting duly held on July 23, 1998 (the "Board Resolutions") relating to the issuance and sale of the Offered Securities and related matters. I have also examined such records, certificates and other documents relating to the Company that I have considered necessary or appropriate for the purpose of this opinion.

         In making such examination and rendering the opinion set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity of originals of all documents submitted to me as certified, telecopied, photostated or reproduced copies and the authenticity of all originals of such documents.

         I am registered to practice law in the State of Ohio and do not express any opinion on any laws other than the laws of the State of Ohio and the federal securities laws of the United States of America. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise or should the agreements or other documents (or forms thereof) that I have examined in connection with this opinion hereafter be changed.

         With respect to any Common Stock held as treasury shares that may be sold, my opinion is also subject to the condition that such shares had been validly issued before they were reacquired by the Company and became treasury shares, and I have assumed that certificates evidencing the Common Stock have been duly countersigned by the applicable registrar and transfer agent.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

         (1) When the Registration Statement has become effective in accordance with applicable law and appropriate corporate action has been taken with respect to the Common Stock being issued and sold, then any shares of Common Stock (including shares of Common Stock duly issued (i) upon conversion of any Debt Securities or

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(ii) upon the exercise of any Common Stock Warrants) offered and sold upon the terms and conditions set forth in the Registration Statement and the Total Prospectus will have been duly authorized and, when issued and sold for legal consideration in accordance with the Board Resolutions, the Total Prospectus and the Registration Statement, and, if applicable, the terms of the Common Stock Warrant or convertible Debt Securities related thereto, will be validly issued, fully paid and nonassessable.

         (2) When the Registration Statement has become effective in accordance with applicable law, appropriate corporate action has been taken with respect to the Debt Securities being issued and sold and the Debt Securities are authenticated and issued pursuant to and in accordance with the terms and conditions set forth in the respective Indenture and delivered and sold as set forth in the Registration Statement and the Total Prospectus, with payment having been made therefor, then such Debt Securities (including Debt Securities issuable upon exercise of Debt Warrants), when issued and sold in accordance with the Board Resolutions and the respective Indenture, and, if applicable, the terms of the Debt Warrant related thereto, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.

         (3) When the Registration Statement has become effective in accordance with applicable law and appropriate corporate action has been taken with respect to the Warrants being issued and sold, then any Warrants offered and sold upon the terms and conditions set forth in the applicable Warrant Agreement, the Registration Statement and the Total Prospectus, when issued and sold in accordance with the Board Resolutions and the applicable Warrant Agreement, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus included in Part I of the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,

/s/ Louis E. Stellato

Louis E. Stellato
Vice President, General Counsel and Secretary